Exhibit 99.1 Press Release For Immediate Release

INDEPENDENT BANK GROUP, INC.
ANNOUNCES APPOINTMENT OF MICHAEL B. HOBBS AS PRESIDENT AND CHIEF OPERATING OFFICER

McKINNEY, Texas – September 14, 2021 – Independent Bank Group, Inc. (NASDAQ: IBTX) (“Independent Bank Group” or the “Company”), the parent company of Independent Bank (the “Bank”), today announced changes to its executive leadership to position the Company for long-term success and to best serve its customers, communities and shareholders.

David R. Brooks will remain Chairman and Chief Executive Officer and will continue to serve as the Company’s and the Bank’s principal executive officer, but he will no longer serve as President. Michael B. Hobbs will serve as President and Chief Operating Officer, effective as of October 1, 2021. Mr. Hobbs will continue to oversee the Bank’s lending function as well as supervising many aspects of the Bank’s daily operations. The promotion of Mr. Hobbs will support the continued development of the Company’s infrastructure and organic growth, while enabling Mr. Brooks to focus on the Company’s strategic vision and culture.

Mr. Brooks said, “These changes reflect the careful thought of our Board of Directors regarding the future leadership of our Company. Michael is a talented and experienced bank executive who has re-energized the organic growth of our Company. Under his leadership we have developed a new retail strategy, enhanced our middle market lending team, and strengthened our operating platforms. He is the perfect person to properly balance the need to continue building our infrastructure while optimizing execution across all business lines so that we achieve our growth goals.” Brooks continued, “With Michael’s oversight of the day-to-day operations of the Company, I will be able to focus on long-term shareholder value creation by guiding the Company to achieve strategic and sustainable growth, address positive social change in the communities we serve, and meet the challenges of a rapidly-evolving industry landscape.”

“I am thrilled about taking on an expanded role with this dynamic organization,” said Mr. Hobbs. “The opportunity to build on the foundation of talented, customer-centric employees and a franchise operating in four of the strongest markets in the United States is special. We have several initiatives already underway that will fortify our market presence and enhance our customer experiences.”

Mr. Hobbs previously served as Independent Bank Group’s Executive Vice President and Chief Banking Officer. Mr. Hobbs has over 25 years of experience in the banking and investment banking sectors, which began with Bank of America – Dallas in the early 1990’s.  Mr. Hobbs previously served as President and Director of Guaranty Bank & Trust, which the Company acquired in 2019. He has been very active in the communities in which he has lived, and he has previously served on the boards of the Colorado Bankers Association, Downtown Denver Partnership and the Colorado I Have a Dream Foundation. Mr. Hobbs holds a Bachelor’s degree in Marketing and Masters of Business Administration degree in Finance from Texas Christian University, where he recently served on the Chancellor’s Advisory Council.

About Independent Bank Group

Independent Bank Group, through its wholly owned subsidiary, Independent Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Independent Bank Group operates in four market regions located in the Dallas/Fort Worth, Austin and Houston areas in Texas and the Colorado Front Range area, including Denver, Colorado Springs and Fort Collins.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Independent Bank Group, Inc. (“IBTX”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on IBTX’s current expectations and assumptions regarding IBTX’s business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, assumptions, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could materialize or IBTX’s underlying assumptions could prove incorrect and affect IBTX’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the operations and business of IBTX relating thereto, and the business, economic and political conditions in the markets in which IBTX operates. Except to the extent required by applicable law or regulation, IBTX disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding IBTX and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021 and its other filings with the Securities and Exchange Commission.

CONTACTS:

Media:

James Tippit Executive Vice President & Head of Corporate Responsibility (972) 562-9004 jtippit@ibtx.com

Analysts/Investors:

Paul Langdale Senior Vice President, Director of Corporate Development (972) 562-9004 plangdale@ibtx.com	Michelle Hickox Executive Vice President, Chief Financial Officer (972) 562-9004 mhickox@ibtx.com

Source: Independent Bank Group, Inc.